Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 15, 2011, relating to the consolidated financial statements and financial statement schedule of Comstock Mining Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Salt Lake City, Utah
June 17, 2011